UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2006

Xybernaut Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21013	54-1799851
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5175 Parkstone Drive, Suite 130, Chantilly, Virginia		20151
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-480-0480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously disclosed in Item 8.01 of Form 8-K filed on May 8, 2006, the United States Bankruptcy Court for the Eastern District of Virginia (the "Bankruptcy Court") entered an order establishing bidding procedures for the sale of specified wireless intellectual property assets (the "Intellectual Property") of Xybernaut Corporation (the "Company") and Xybernaut Solutions, Inc. (together with the Company, the "Debtors") on April 27, 2006.

The deadline to receive bids for the Intellectual Property was 4:00 p.m. EDT on May 12, 2006. As of May 12, 2006, no bids had been received. Pursuant to the bidding procedures, the Debtors extended the deadline to receive bids to May 19, 2006 at 8:00 p.m. and received Bankruptcy Court approval to reschedule the hearing on the sale of these assets from May 18, 2006 to May 23, 2006. As of May 19, 2006, a bid was received, but it did not meet the minimum requirements for a qualifying bid. On May 23, 2006, the Debtors withdrew their motion to approve the sale of assets.

Management of the Company is in discussions with East River Capital LLC ("ERC"), the debtor-in-possession lender, about the options available to the Company. There is no assurance that these discussions will lead to agreement with ERC.

The Company continues to face a severe liquidity crisis as well as possible insolvency and liquidation. There can be no assurance that the Company will sell its assets, continue to operate its business, emerge from bankruptcy or reorganize.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xybernaut Corporation

May 24, 2006	By:	/s/ John F. Moynahan

Name: John F. Moynahan
Title: Executive Vice President and Chief Financial Officer